PITTSBURGH & WEST VIRGINIA RAILROAD
                              FORM 10-Q

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BALANCE SHEET

(Dollars in Thousands)

                                             September 30   December 31
                                                 1996           1995

ASSETS
     Rentals receivable under capital lease       $9,150         $9,150
     Cash                                             19             24

                                                  $9,169         $9,174


LIABILITIES and SHAREHOLDERS' EQUITY

     Liabilities:
          Accounts payable and
            accrued liabilities                   $   18         $   18

     Shareholder's equity:

          Shares of beneficial interest, at
            no par value, 1,510,000 shares
            issued and outstanding                 9,145          9,145
          Income retained in business                  6             11

               Total Shareholders' Equity          9,151          9,156

               Total Liabilities and
                 Shareholders' Equity             $9,169         $9,174
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